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                                                                    EXHIBIT 5.33

              AGREEMENT TO CONVERT NOTES INTO STOCK AND WARRANTS


Name:     CGTF, LLC
Address:  200 North Westlake Boulevard, Suite 205
          Westlake Village, California 91362

     The undersigned hereby elects to convert its notes payable by PCSupport.com, Inc. ("PCSP") in the aggregate principal amount of $500,000 (the "Notes"), and any accrued and unpaid interest on the Notes, into (a) 350,000 shares of PCSP's common stock (the "Non-Warrant Shares"), and (b) a two-year warrant (the "Warrant") to purchase 240,000 shares of PCSP's common stock (the "Warrant Shares") at an exercise price of $1.40, in the form of Exhibit A attached hereto. The Non-Warrant Shares and the Warrant Shares are collectively referred to as the "Shares." As soon as practicable after the execution of this agreement, (i) the undersigned will surrender the Notes to PCSP and PCSP will mark such Notes cancelled and (ii) PCSP will deliver to the undersigned one or more stock certificates representing the Non-Warrant Shares and an executed copy of the Warrant. Further,

     1. The undersigned understands and acknowledges that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are therefore restricted securities; (b) the Shares may not be sold or transferred unless they are registered under the Securities Act or an exemption from such registration is available; and (c) a legend to that effect will be placed on the certificates representing the Shares.

     2. The undersigned is an "accredited investor" as defined in Regulation D under the Securities Act.

     3. The undersigned (a) is acquiring the Shares for its own account for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder and (b) has been granted the opportunity to investigate the business and affairs of PCSP and to ask questions of its officers and employees, and has availed itself of such opportunity through its authorized representatives.

     4. The undersigned has reviewed the draft dated 1/7/2000 of Amendment No. 2 to PCSP's Registration Statement on Form 10-SB.

     5. The undersigned acknowledges that the Notes are the only obligations owed by PCSP to the undersigned on the date hereof.

     6. The undersigned acknowledges that its election will only be effective upon PCSP's acceptance of this election, which will be evidenced by PCSP's countersignature of this agreement.

                           [Signature page follows.]

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                                     CGTF, LLC

                                     By:  Hundred Acre Dreams, Inc.,
                                          its Managing Member


                                     By:    /s/ Antoinette Graves
                                          --------------------------
                                     Name:  Antoinette Graves
                                     Title: President

                                     Date: January 11, 2000



ACCEPTED BY PCSP:



By:    /s/ Michael G. McLean
   --------------------------
Name:  Michael G. McLean
Title: President and CEO

Date: January 11, 2000

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